                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        CONSERVER CORPORATION OF AMERICA

         CONSERVER CORPORATION OF AMERICA, a Delaware corporation (the

"Corporation"), hereby certifies as follows:

         FIRST: That the Board of Directors of the Corporation, by unanimous written consent dated November 19, 1996 in lieu of a meeting of such Board, adopted a resolution proposing and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation, and declaring that such proposed amendments be submitted for consideration by the stockholders of the Corporation entitled to vote in respect thereof. The resolution setting forth the proposed amendments is as follows:

         RESOLVED, that the Certificate of Incorporation of this Corporation be amended, as follows:

         I. Paragraph FOURTH of the Certificate of Incorpora-tion, relating to the capitalization of the Corporation, is hereby deleted and a new Paragraph FOURTH is added as follows:

         FOURTH: a) Authorized Shares. The total number of shares of stock which the Corporation shall have authori-ty to issue is 30,005,000, which shall consist of 30,000,000 shares, $.001 par value, designated as Common Stock, and 5,000 shares, $.01 par value, designated as Preferred Stock.

         b) Preferred Stock. Shares of the Preferred Stock may be issued from time to time in series or otherwise and the Board of Directors of the Corporation is hereby authorized, subject to the limitations provided by law, to establish and designate series, if any, of the Preferred Stock, to fix the number of shares constituting any such series, and to fix the voting powers, designations, and relative, participating, optional, conversion, redemption and other rights of the shares of Preferred Stock or series thereof, and the qualifications, limitations and restrictions thereof, and to increase and to decrease the number of shares of Preferred Stock or shares constituting any such series. The authority of the Board of Directors of the Corporation with respect to shares of Preferred Stock or any series thereof shall include but shall not be limited to the authority to determine the following:

                  I.       The designation of any series.

                  II. The number of shares initially constituting any such series.

                  III. The increase, and the decrease to a number not less than the number of the outstanding shares of any such series, of the number of shares constituting such series theretofore fixed.

                  IV. The rate or rates and the times at which dividends on the shares of Preferred Stock or any series thereof shall be paid, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate.

                  V. Whether or not the shares of Preferred Stock or series thereof shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemp-tion dates.

                  VI. The amount payable on the shares of Preferred Stock or series thereof in the event of the voluntary or involuntary liquidation, dissolu-tion or winding up of the Corporation; provid-ed, however, that the holders of shares rank-ing senior to other shares shall be entitled to be paid, or to have set apart for payment, not less than the liquidation value of such shares before the holders of shares of the Common Stock or the holders of any other series of Preferred Stock ranking junior to the Preferred Stock as to rights on liquida-tion shall be entitled to be paid any amount or to have any amount set apart for payment.

                  VII. Whether or not the shares of Preferred Stock or series thereof shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including but not limited to the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other class or series of Preferred Stock and the right to have more than one vote per share.

                  VIII. Whether or not a sinking fund shall be provided for the redemption of the shares of Preferred Stock or series thereof, and, if such a sinking fund shall be provided, the terms and conditions thereof.

                  IX. Whether or not a purchase fund shall be pro-vided for the shares of Preferred Stock or series thereof, and, if such a purchase fund shall be provided, the terms and conditions thereof.

                  X. Whether or not the shares of Preferred Stock or series thereof shall have conversion privileges, and, if such shares shall have conversion privileges, the terms and conditions of conversion, including but not limited to any provision for the adjustment of the conversion rate or the conversion price.

                  XI. Any other relative rights, preferences, quali-fications, limitations and restrictions.

         c)  Common Stock.

                  I. Dividends. Subject to the preferential divi-dend rights applicable to shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors.

                  II. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to holders of Common Stock, ratably in proportion to the number of shares of the Common Stock held by them.

                  III. Voting Rights. Except as otherwise required by statute or as otherwise provided in this Certificate of Incorporation, the holders of shares of Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting, voting together, as one class with the holders of shares of the Preferred Stock who are entitled to vote, if any such shares are then outstanding, and not as a separate class.

         II. Paragraph SIXTH of the Certificate of Incorporation, relating to the indemnification of directors and officers is hereby deleted and a new Paragraph SIXTH is added as follows:

                  SIXTH: a) The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation law, as amended, from time to time, indemnify all persons whom it may indemnify pursuant thereto.

                  b) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to the Corporation or its stockholders,
                  (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an im-proper personal benefit.

                  c) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware
                  General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, howev-er, that, except as provided in paragraph d) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Paragraph SIXTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Paragraph
                  SIXTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officer.

                  d) If a claim under sub-paragraph c) of this Paragraph SIXTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have mae a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  e) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Paragraph SIXTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

                  f) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         SECOND: The amendments effected herein were authorized on November 19, 1996 by the consent in writing, setting forth the action so taken, signed by the holders of at least a majority of all of the outstanding shares of the Corporation entitled to vote thereon pursuant to Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: The amendments effected herein were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Conserver Corporation of America has caused this Certificate to be signed by Charles H. Stein, its Chairman, and attested to by Gerald Breslauer, its Secretary this 19th day of November, 1996.

                                             CONSERVER CORPORATION OF AMERICA


                                             By: /s/ Charles H. Stein
                                                -----------------------------
                                                 Charles H. Stein, Chairman

ATTEST:


 /s/ Gerald Breslauer
-------------------------
Gerald Breslauer
Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

                        CONSERVER CORPORATION OF AMERICA



         The undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the corporation hereby being formed under the General Corporation Law, certifies that:

         FIRST: The name of the corporation is Conserver Corporation of America (the "Corporation").

         SECOND: The address of the registered office and the name and address of the registered agent of the Corporation required to be maintained by sections 131 and 132 of the Delaware General Corporation Law are The Prentice-Hall Corporation System, Inc. 1013 Centre Road, Wilmington, Delaware 19805, in New Castle County.

         THIRD: The Corporation is formed for the following purpose or purposes:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law, provided that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

         FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is five million. All such shares are to be Common Stock with a par value of $0.001 per share, and are to be of the same class.

         FIFTH: The incorporator of the Corporation is Maxwell Stolzberg whose mailing address is 460 Park Avenue, New York, N.Y. 10022.

         SIXTH: A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the

Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.


         IN WITNESS WHEREOF, the undersigned incorporator acknowledges that the foregoing certificate of incorporation is his act and deed on the 6th day of March, 1996.

                                            /s/ Maxwell Stolzberg
                                           ------------------------------------
                                           Maxwell Stolzberg, Incorporator
                                           Mezan, Stolzberg & Schwartzman, P.C
                                           460 Park Avenue
                                           New York, New York  10022







STATE OF NEW YORK  )
                   )  SS.:
COUNTY OF NEW YORK )



         On the date hereinafter set forth, before me came Maxwell Stolzberg, to me known to be the individual who is described in and signed the foregoing Certificate of Incorporation, and he acknowledged to me that he signed the same




Sworn to before me
March 6, 1996




/s/ Suzanne Roccisano
----------------------------------
Notary Public
[Notary Public Seal]
2-28-98

                            CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION
                          BEFORE THE ISSUANCE OF STOCK


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        CONSERVER CORPORATION OF AMERICA




         Conserver Corporation of America, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST:   The Corporation has not received any payment for
any of its stock.

         SECOND: The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution was approved by a majority of the Corporation's directors and was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware:

                  RESOLVED, that the Certificate of Incorporation of the corporation be amended by striking Article FOURTH in its entirety and replacing therefor; `FOURTH: The aggregate number of shares which the corporation shall have authority to issue is ten million. All such shares are to be Common Stock with a par value of $0.001 per share, and are to be of the same class.'

         IN WITNESS WHEREOF, the Conserver Corporation of America has caused this Certificate to be signed and attested by its duly authorized officer, this 7th day of March, 1996.


                                                CONSERVER CORPORATION OF
                                                AMERICA



                                                By:/s/ Charles Stein
                                                   -------------------------
                                                Charles Stein
                                                Title:  Chairman of the Board